UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50298	98-0376008
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On January 11, 2010, Oramed Pharmaceuticals Inc. issued a press release announcing that it had filed two registration statements on Form S-1 with the Securities and Exchange Commission.

One registration statement relates to a proposed public offering by Oramed of 24 million shares of common stock and warrants to purchase 12 million shares of common stock, as well as warrants to purchase up to approximately 2.5 million shares of common stock issuable to the placement agent of the offering.

This offering shall be made only by means of a prospectus. Copies of the preliminary prospectus, when available, may be obtained from Oramed.  The registration statement may be accessed through the SEC’s website at www.sec.gov.

Oramed expects to use the net proceeds from the offering to fund its planned research and development activities, as well as some other general and administrative costs.

The second filing is a shelf registration statement relating to a resale offering by certain Oramed stockholders of approximately 8.5 million shares of common stock and approximately 4.8 million shares of common stock issuable upon the exercise of warrants held by stockholders of Oramed who purchased such securities in private placement transactions.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated January 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: January 11, 2010
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 11, 2010.